Calculation of Filing Fee Tables
S-4
Fundrise eREIT, LLC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares	457(o)	65,474,819		$ 446,353,889.78	0.0001381	$ 61,641.47
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 446,353,889.78		$ 61,641.47
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 61,641.47
Offering Note
[1]	Rule 457(f) Fee Calculation Details

The amount in the "Amount Registered" column represents the estimated maximum number of common shares of Fundrise eREIT, LLC ("eREIT"), that may be issued pursuant to the Agreement and Plan of Merger (the "merger agreement") to be entered into by and among eREIT and each of Fundrise Development eREIT, LLC, Fundrise Equity REIT, LLC, Fundrise East Coast Opportunistic REIT, LLC, Fundrise Growth eREIT II, LLC, Fundrise Growth eREIT III, LLC, Fundrise Midland Opportunistic REIT, LLC, and Fundrise West Coast Opportunistic REIT, LLC (each, a "Fundrise Merger Entity" and collectively, the "Fundrise Merger Entities"), pursuant to the merger described in the information statement/prospectus contained in the registration statement to which this Exhibit 107 is attached. The amount in the "Amount Registered" column is the estimated maximum number of securities to be issued. The amount in the "Maximum Aggregate Offering Price" column is estimated solely for the purpose of determining the registration fee required by Section 6(b) of the Securities Act of 1. 1933, as amended, and calculated pursuant to Rule 457(f)(2). The Fundrise Merger Entities are private companies and no market exists for their common shares. The proposed maximum aggregate offering price is equal to the product of (x) $8.39, the cumulative book value per share of the Fundrise Merger Entities as of September 30, 2025, the most recent practicable date preceding this filing, and (y) 53,200,702, the estimated maximum number of securities to be received by eREIT pursuant to the merger. Pursuant to Rule 457(o) of the Securities Act, the registration fee, reflected in the "Amount of Registration Fee" column, has been calculated on the basis of the maximum aggregate
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
53,200,702	$ 8.39	$ 446,353,889.78			$ 446,353,889.78

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A